UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2004

                              INTERMOST CORPORATION
               (Exact name of Registrant as specified in charter)

Wyoming                                 0-30430                 87-0418721
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                         Identification Number)

                       10th Floor, B10-07 Guomao Building
                                Renmin Road South
                             Shenzhen, China 518014
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 011-86-755-8221-0238

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This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 4.     ACQUISITION OR DISPOSITION OF ASSETS.

            On April 12, 2004 the Registrant's wholly-owned subsidiary, IMOT Information Technology (Shenzhen) Ltd. ("IMOT Technology"), received approval from the government of Shanghai, China to its proposed acquisition of 25% of the issued and outstanding shares of Shanghai Fortune Venture Limited ("Shanghai Fortune") from certain of its shareholders. Approval of the government of Shanghai, China was required to complete the acquisition, which was memorialized by a Sale and Purchase Agreement entered into on October 3, 2003 between the Registrant and IMOT Technology, on the one hand and Shanghai Fortune and North Shanghai Branch of Shanghai Technology Property Right Exchange Center ("NSB"), on the other hand.

            The amount of the consideration for the transaction was reached after negotiation by the parties, none of whom is related. Pursuant to the Sale and Purchase Agreement, IMOT Technology paid Shanghai Fortune Rmb600,000 (approximately US$72,464) in cash and, on April 14, 2004, issued to Shanghai Fortune 10,000,000 shares of the Registrant's restricted common stock valued at US$0.24 per share. The value of the common stock was determined by averaging the closing price during the ten day period from September 22, 2003 through October 1, 2003. The cash used for the acquisition was paid with the Registrant's funds.

            Shanghai Fortune is a registered member of Shanghai Property Right Exchange Centre ("Shanghai Exchange Centre") and since March 2003 Shanghai Fortune has been operating NSB. NSB engages in the transfer of property rights, including intellectual property rights, and other services related to property right transfers in China.

            The required financial statements will be filed with an amendment to this Form 8-K on or before June 28, 2004.

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            10. Sale and Purchase Agreement

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOST CORPORATION

/s/Andy Lin
-----------------------
Andy Lin,
President
Dated:  April 22, 2004